CONTACTS:	LAWRENCE P. WARD, CEO
Margaret Torres, CFO
805-369-5200

Heritage Oaks Bancorp Reports 3Q07 Profits of $1.6 Million,
Excellent Deposit Growth and Strong Asset Quality Continue

Paso Robles, CA - October 22, 2007 - Heritage Oaks Bancorp (NASDAQ: HEOP), the parent company of Heritage Oaks Bank, today reported that solid core deposit growth and continued strong asset quality contributed to third quarter profits. For the third quarter of 2007 net income was $1.6 million, or $0.24 per diluted share, compared to $1.7 million, or $0.26 per diluted share, in the third quarter of 2006. For the first nine months of 2007, net income was $4.9 million, or $0.74 per diluted share, compared to $5.0 million, or $0.76 per diluted share for the first nine months of 2006.

On October 12, Heritage Oaks Bancorp closed its acquisition of Business First National Bank of Santa Barbara in a stock and cash transaction valued at approximately $20 million. In connection with the transaction, Business First National Bank was merged with and into Heritage Oaks Bank and now operates as a division of Heritage Oaks Bank. The merger is expected to be accretive to earnings in 2008. The financial results presented in this release for the quarter ended September 30, 2007, do not include the assets, liabilities or results of operations for the acquired company.

“Acquiring Business First National Bank of Santa Barbara, a well established and highly respected community bank located in a premium, high-growth area, is consistent with our ongoing strategy of expanding our community banking franchise,” stated Lawrence P. Ward, President and CEO. “Business First establishes us as the #1 publicly owned community bank in the Santa Barbara market. It brings a sizeable loan portfolio, which has been assembled by a skilled team of commercial lenders, a strong deposit base and a healthy share of a robust market.”

Third Quarter 2007 Highlights:
•	Core deposits increased by 12% over a year ago, and represent 69% of total deposits.
•	Revenues increased 5% to $8.6 million.
•	Return on average equity was 12.1% and return on average assets was 1.12%.
•	Net interest margin was 5.44%.
•	Gross loans increased 12% to $475 million.
•	Asset quality remained strong, non-performing assets were 0.11% of total assets.

Balance Sheet

“Despite heavy competition for loans we continue to be very stringent in our underwriting standards, and as a result, we expect our loan portfolio to grow at a more moderate pace,” noted Ward. The loan portfolio grew 12% to $469 million at September 30, 2007, from $419 million a year earlier. The growth was fueled by a 35% increase in commercial, financial and agricultural loans, as well as an 11% increase in commercial real estate loans. Below is a breakout of these loans illustrating the diversification within the particular portfolios:

Construction / Land
Single Family Residences	Single Family Residences - Spec.	Land	Owner Occupied	Other
8%	8%	18%	26%	40%

Commercial Real Estate
Farmland	Commercial Industrial	Retail	Professional	Hospitality	Other
5%	17%	20%	23%	18%	17%

HEOP 3Q07 Earnings
October 22, 2007

“We implemented a strategy earlier this year of funding our loan demand through a new variable interest rate money market account, also with the intention of replacing higher cost borrowing” said Ward. “We have increased savings, NOW and money market balances 48% and increased total deposits 18% since the end of 2006. Additionally, we are able to re-price these deposits immediately after a rate change, making them a more favorable deposit to the Bank than a long-term CD. We believe that we can save approximately 20-30bp by replacing FHLB borrowings with relationship core deposits. ” Total deposits increased 15% to $496 million at the end of September, compared to $430 million at the end of September 2006. Non-interest bearing accounts represent 26% of total deposits and savings, money market and NOW accounts represent 43% of total deposits.

Due to the significant deposit growth, Heritage Oaks reduced its FHLB borrowings by $30 million during the third quarter, and $50 million year-to-date. On September 20, 2007, the company issued $5.0 million in trust preferred securities. The securities were issued by a special purpose business trust formed by Heritage Oaks and were sold to a pooled investment vehicle sponsored by Keefe, Bruyette & Woods in a private transaction. The Company intends to use the funds for general corporate purposes including the acquisition of Business First.

Notwithstanding the payoff of FHLB borrowing, total assets increased 8% to $573 million at quarter-end, compared to $532 million a year earlier and increased 6% compared to $542 million in total assets at December 31, 2006.

Asset Quality

Asset quality remains strong with non-performing assets totaling $641,000, or 0.11% of total assets at September 30, 2007. Three months earlier, Heritage Oaks’ non-performing assets totaled $555,000, or 0.09% of total assets. The allowance for loan losses increased to $4.7 million, or 0.99% of total loans held for investment at quarter-end compared to $3.9 million or 0.91% of total loans held for investment at September 30, 2006. “Our non-performing loans consist of seven loans to six borrowers, of which, one for approximately $186,000 is in process of refinance, one for approximately $272,000 that is real estate secured and has a loan to value of less than 65% and is current, two loans that are less than $20,000 each and are paying as agreed, one less than $50,000 that is paying and one borrower’s loan is collateralized and is in process of workout. We are keeping a close eye on all delinquent loans, reviewing them weekly and do not see any major changes in the make up or quantity of these loans,” added Ward.

Operating Results

“Core deposit growth, generated by the success of our program to increase money market account balances and continued growth in our banking relationships, is helping to moderate the impact of the yield curve on our margin,” said Ward. Third quarter net interest margin was 5.44% compared to 5.56% in the previous quarter and 6.02% in the third quarter a year ago. Year-to-date, the net interest margin was 5.53% compared to 6.02% for the same period in 2006. “On a percentage basis, the single largest factor that is negatively impacting net income for the Company for both quarter to date and year to date results is the increase in interest expense. Because of the changes made to the balance sheet, specifically on the liability funding side, we can already see improvement on a linked quarter basis,” Ward reported.

“Occupancy expense has increased due primarily to the sale leaseback transaction that was finalized on June 27, 2007. The offset to this additional expense is an increase in interest income from investment of the funds received. As reported in the June 30, 2007 10Q, this continues to be an accretive transaction to the bottom line,” Ward indicated.

“While salary and employee benefits have increased by $273 thousand for the three months ended September 30, 2007 compared to the same period in 2006, it should be noted that on a linked quarter basis, the increase was only $44,000,” noted Ward.

The provision for income tax was approximately 200 basis points higher at 38.2% for the nine months ended September 30, 2007 compared to 36.2% for the same period in 2006. The lower rate in 2006 was impacted by timing differences on certain tax issues that flowed through the Income Statement.

Performance Measures
The efficiency ratio was 66.9% in the third quarter of 2007 compared to 64.3% in the previous quarter and 65.3% in the third quarter a year ago. Year-to-date, the efficiency ratio was 66.7% compared to 64.9% in the first nine months of 2006. The efficiency ratio measures operating expenses as a percent of revenues.

HEOP 3Q07 Earnings
October 22, 2007

Return on average assets was 1.12% in the third quarter and 1.16% for the first nine months of the year, compared to 1.33% and 1.35% for the respective periods last year. Return on average equity was 12.1% for the third quarter of 2007 and 12.7% year-to-date, compared to 14.4% and 14.3% in their respective periods a year ago.

Book value per share was $ 8.32 at September 30, 2007, compared to $7.62 per share a year earlier. Tangible book value per share was $7.44 at September 30, 2007, compared to $6.66 a year earlier. Shareholders’ equity increased 11% to $53.9 million compared to $48.4 million a year ago.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business Firs, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. The Business First division has two branch offices in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the ability to successfully integrate the operations of Business First National Bank, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis. Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

HEOP 3Q07 Earnings
October 22, 2007

Heritage Oaks Bancorp
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)	(audited)	(unaudited)	Percentage Change Vs.
	9/30/2007	12/31/2006	9/30/2006	12/31/2006	9/30/2006
Assets
Cash and due from banks	$20,316	$19,164	$17,972	6.0%	13.0%
Federal funds sold	14,260	3,870	14,195	268.5%	0.5%
Total cash and cash equivalents	34,576	23,034	32,167	50.1%	7.5%

Interest bearing deposits with other banks	1,718	318	318	440.3%	440.3%
Securities available for sale	34,854	38,445	40,294	-9.3%	-13.5%
Federal Home Loan Bank Stock, at cost	2,171	2,350	1,955	-7.6%	11.0%
Loans held for sale	902	1,764	2,069	-48.9%	-56.4%
Loans, net (1)	468,966	439,277	419,314	6.8%	11.8%
Property, premises and equipment	5,017	14,581	14,801	-65.6%	-66.1%
Cash surrender value of life insurance	9,716	9,435	9,344	3.0%	4.0%
Deferred tax assets	4,964	2,414	2,515	105.6%	97.4%
Goodwill	4,864	4,865	4,864	0.0%	0.0%
Core deposit intangible	883	1,148	1,223	-23.1%	-27.8%
Other assets	4,059	4,143	3,517	-2.0%	15.4%
Total assets	$572,690	$541,774	$532,381	5.7%	7.6%

Liabilities
Deposits:
Non-interest bearing demand	$130,221	$153,005	$157,180	-14.9%	-17.2%
Savings, NOW, and money market	215,576	146,110	152,033	47.5%	41.8%
Time deposits of $100K or more	50,666	30,630	31,782	65.4%	59.4%
Time deposits under $100K	99,847	90,776	89,277	10.0%	11.8%
Total deposits	496,310	420,521	430,272	18.0%	15.3%
FHLB advances and other borrowings	-	50,000	40,000	-100.0%	-100.0%
Securities sold under agreements to repurchase	1,464	1,364	1,219	7.3%	20.1%
Junior subordinated debentures	13,403	16,496	8,248	-18.8%	62.5%
Other liabilities	7,663	3,921	4,215	95.4%	81.8%
Total liabilities	518,840	492,302	483,954	5.4%	7.2%
Stockholders' equity
Common stock, no par value; 20,000,000 shares
authorized; issued and outstanding 6,469,653; 6,345,639
and 6,356,021 for September 30, 2007; December 31, 2006
and September 30, 2006 respectively	29,976	29,247	29,648	2.5%	1.1%
Additional paid in capital	600	336	-	78.6%	-
Retained earnings	23,205	19,809	18,668	17.1%	24.3%
Accumulated other comprehensive income	69	80	111	-13.8%	-37.8%
Total stockholders' equity	53,850	49,472	48,427	8.8%	11.2%
Total liabilities and stockholders' equity	$572,690	$541,774	$532,381	5.7%	7.6%
(1)	Loans are net of deferred loan fees of $1,941; $1,625; $1,489 and allowance for loan losses of $4,720; $4,081; $3,863 for September 30, 2007, December 31, 2006, and September 30, 2006 respectively.

HEOP 3Q07 Earnings
October 22, 2007

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(unaudited)	(unaudited)
	For the Three Months Ended			Percentage Change Vs.
	9/30/2007	6/30/2007	9/30/2006	6/30/2007	9/30/2006
Interest Income:
Interest and fees on loans	$10,058	$10,214	$8,968	-1.5%	12.2%
Investment securities	426	437	467	-2.5%	-8.8%
Federal funds sold and commercial paper	385	162	131	137.7%	193.9%
Time certificates of deposit	1	10	2	-90.0%	-50.0%
Total interest income	10,870	10,823	9,568	0.4%	13.6%
Interest Expense:
NOW accounts	55	43	22	27.9%	150.0%
MMDA accounts	1,216	946	567	28.5%	114.5%
Savings accounts	21	23	25	-8.7%	-16.0%
Time deposits of $100K or more	610	301	172	102.7%	254.7%
Other time deposits	1,229	1,276	1,132	-3.7%	8.6%
Other borrowed funds	411	976	628	-57.9%	-34.6%
Total interest expense	3,542	3,565	2,546	-0.6%	39.1%
Net interest income before provision for loan losses	7,328	7,258	7,022	1.0%	4.4%
Provision for loan losses	210	170	180	23.5%	16.7%
Net interest income after provision for loan losses	7,118	7,088	6,842	0.4%	4.0%
Non Interest Income:
Service charges on deposit accounts	645	686	644	-6.0%	0.2%
Other income	664	705	578	-5.8%	14.9%
Total non-interest income	1,309	1,391	1,222	-5.9%	7.1%
Non-Interest Expense:
Salaries and employee benefits	3,238	3,194	2,965	1.4%	9.2%
Occupancy and equipment	830	706	633	17.6%	31.1%
Other expenses	1,709	1,663	1,786	2.8%	-4.3%
Total non-interest expenses	5,777	5,563	5,384	3.8%	7.3%
Income before provision for income taxes	2,650	2,916	2,680	-9.1%	-1.1%
Provision for income taxes	1,022	1,116	947	-8.4%	7.9%
Net Income	$1,628	$1,800	$1,733	-9.6%	-6.1%

Average basic shares outstanding	6,472,653	6,432,687	6,350,727
Average diluted shares outstanding	6,679,114	6,692,467	6,594,626
Basic earnings per share	$0.25	$0.28	$0.27
Fully diluted earnings per share	$0.24	$0.27	$0.26

HEOP 3Q07 Earnings
October 22, 2007

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(unaudited)	Percentage Change Vs.
	For the Nine Months Ended
	9/30/2007	9/30/2006	9/30/2006
Interest Income:
Interest and fees on loans	$30,087	$24,475	22.9%
Investment securities	1,324	1,446	-8.4%
Federal funds sold and commercial paper	577	513	12.5%
Time certificates of deposit	7	6	16.7%
Total interest income	31,995	26,440	21.0%
Interest Expense:
NOW accounts	126	66	90.9%
MMDA accounts	2,830	1,687	67.8%
Savings accounts	69	78	-11.5%
Time deposits of $100K or more	1,120	428	161.7%
Other time deposits	3,716	2,671	39.1%
Other borrowed funds	2,516	1,406	78.9%
Total interest expense	10,377	6,336	63.8%
Net interest income before provision for loan losses	21,618	20,104	7.5%
Provision for loan losses	520	480	8.3%
Net interest income after provision for loan losses	21,098	19,624	7.5%
Non Interest Income:
Service charges on deposit accounts	1,944	1,826	6.5%
Other income	1,988	1,826	8.9%
Total non-interest income	3,932	3,652	7.7%
Non-Interest Expense:
Salaries and employee benefits	9,681	8,534	13.4%
Occupancy and equipment	2,251	1,901	18.4%
Other expenses	5,101	4,982	2.4%
Total non-interest expenses	17,033	15,417	10.5%
Income before provision for income taxes	7,997	7,859	1.8%
Provision for income taxes	3,058	2,846	7.4%
Net Income	$4,939	$5,013	-1.5%

Average basic shares outstanding	6,429,830	6,326,743
Average diluted shares outstanding	6,679,987	6,594,800
Basic earnings per share	$0.77	$0.79
Fully diluted earnings per share	$0.74	$0.76

HEOP 3Q07 Earnings
October 22, 2007

Additional Financial Information
(dollars in thousands)
	For the Quarters Ended			Percentage Change Vs.
LOANS (including loans held for sale)	9/30/2007	12/31/2006	9/30/2006	12/31/2006	9/30/2006

Commercial, financial and agricultural	$101,748	$84,976	$75,627	19.7%	34.5%
Real estate - construction/land	105,054	105,712	101,665	-0.6%	3.3%
Real estate - other	253,860	237,401	229,070	6.9%	10.8%
Home equity lines of credit	8,897	10,792	11,777	-17.6%	-24.5%
Installment loans to individuals	5,580	5,598	5,660	-0.3%	-1.4%
All other loans (including overdrafts)	488	504	867	-3.2%	-43.7%
Total loans	$475,627	$444,983	$424,666	6.9%	12.0%
Loans held for sale	$902	$1,764	$2,069	-48.9%	-56.4%

	Quarter Ended	Year Ended	Quarter Ended	Percentage Change Vs.
ALLOWANCE FOR LOAN LOSSES	9/30/2007	12/31/2006	9/30/2006	12/31/2006	9/30/2006

Balance, beginning of period	$4,520	$3,881	$3,695	16.5%	22.3%
Provision expense	210	600	180	-65.0%	16.7%
Credit losses charged against allowance	(16)	(561)	(17)	-97.1%	-5.9%
Recoveries of loans previously charged off	6	161	5	-96.3%	20.0%
Balance, end of period	$4,720	$4,081	$3,863	15.7%	22.2%

Net ( charge-offs ) / recoveries	$(10)	$(400)	$(12)	-	-
Net charge-offs / average loans outstanding	0.00%	0.09%	0.00%	-97.7%	-26.8%
Allowance for loan losses / total loans outstanding	0.99%	0.92%	0.91%	8.2%	9.1%

	For the Quarters Ended			Percentage Change Vs.
NON-PERFORMING ASSETS	9/30/2007	12/31/2006	9/30/2006	12/31/2006	9/30/2006

Loans on non-accrual status	$641	$55	$183	1065.5%	250.3%
Loans more than 90 days delinquent, still accruing	-	-	-	-	-
Total non-performing loans	641	55	183	1065.5%	250.3%
Other real estate owned (OREO) / repossessed assets	-	-	-	-	-
Total non-performing assets	$641	$55	$183	1065.5%	250.3%

Total non-performing assets to total assets	0.11%	0.01%	0.04%	1019.3%	179.8%

	For the Quarters Ended			Percentage Change Vs.
DEPOSITS	9/30/2007	12/31/2006	9/30/2006	12/31/2006	9/30/2006

Non-interest bearing demand	$130,221	$153,005	$157,180	-14.9%	-17.2%

Interest-bearing demand	56,931	45,164	46,100	26.1%	23.5%
Regular savings accounts	21,606	23,406	24,755	-7.7%	-12.7%
Money market accounts	137,039	77,540	81,178	76.7%	68.8%
Total interest-bearing transaction and savings accounts	215,576	146,110	152,033	47.5%	41.8%

Time deposits under $100 thousand	99,847	90,776	89,277	10.0%	11.8%
Time deposits of $100 thousand or more	50,666	30,630	31,782	65.4%	59.4%
Total time deposits	150,513	121,406	121,059	24.0%	24.3%

Total deposits	$496,310	$420,521	$430,272	18.0%	15.3%

HEOP 3Q07 Earnings
October 22, 2007

PROFITABILITY / PERFORMANCE RATIOS	Three Months Ended			Nine Months Ended
	9/30/2007	6/30/2007	9/30/2006	9/30/2007	9/30/2006
Operating efficiency	66.89%	64.32%	65.31%	66.67%	64.90%
Return on average equity	12.09%	13.84%	14.43%	12.68%	14.31%
Return on average tangible equity	13.54%	15.58%	16.54%	14.25%	16.45%
Return on average assets	1.12%	1.25%	1.33%	1.16%	1.35%
Other operating income to average assets	0.90%	0.96%	0.94%	0.92%	0.99%
Other operating expense to average assets	3.97%	3.86%	4.15%	3.99%	4.16%
Net interest income to average assets	5.04%	5.03%	5.41%	5.06%	5.43%
Non-interest income to total net revenue	15.16%	16.08%	14.82%	15.39%	15.37%

ASSET QUALITY AND CAPITAL RATIOS

Non-performing loans to total gross loans	0.13%	0.12%	0.04%
ALLL to total gross loans	0.99%	1.00%	0.91%
Non-performing loans as a % of ALLL	13.58%	12.28%	4.74%
Net charge-offs to average loans	0.00%	-0.01%	0.00%
Non-performing loans to primary capital	1.19%	1.06%	0.38%
Leverage ratio	10.69%	9.52%	9.86%
Tier I Risk-Based Capital Ratio	11.65%	10.58%	10.35%
Total Risk-Based Capital Ratio	12.58%	11.48%	11.18%

AVERAGE BALANCES AND RATES	For the Three Months Ended				For the Nine Months Ended
(dollars in thousands)	9/30/2007		9/30/2006		9/30/2007		9/30/2006
	Balance	Income	Balance	Income	Balance	Income	Balance	Income
Investments with other banks	$481	$1	$318	$7	$373	$7	$314	$22
Investment securities taxable	21,649	251	26,366	285	23,157	794	28,161	905
Investment securities non-taxable	16,036	175	16,467	177	16,434	530	16,209	525
Federal funds sold	29,447	385	9,966	131	15,117	577	14,217	513
Loans	466,749	10,058	409,897	8,968	468,007	30,087	387,627	24,475
Total interest earning assets	534,362	10,870	463,014	9,568	523,088	31,995	446,528	26,440
Allowance for possible loan losses	(4,600)		(3,767)		(4,401)		(3,928)
Other assets	46,858		56,073		52,443		52,319
Total assets	$576,620		$515,320		$571,130		$494,919

Savings/NOW/money market accounts	$206,186	$1,292	$154,539	$614	$182,369	$3,025	$163,506	$1,831
Time deposits	147,659	1,839	119,162	1,304	135,749	4,836	101,354	3,099
Other borrowings	17,940	251	32,195	429	43,453	1,771	22,577	851
Federal funds purchased	-	-	652	10	1,408	60	305	13
Long-term debt	8,864	160	8,248	189	11,839	685	8,248	542
Total interest bearing liabilities	380,649	3,542	314,796	2,546	374,818	10,377	295,990	6,336
Demand deposits	133,432		148,215		137,706		147,908
Other liabilities	9,098		4,646		6,525		4,178

Total shareholders' equity	53,441		47,663		52,081		46,843

Total liabilities and shareholders' equity	$576,620		$515,320		$571,130		$494,919

Yield on investments		4.44%		4.31%		4.45%		4.34%
Yield on federal funds sold		5.19%		5.22%		5.10%		4.82%
Yield on loans		8.55%		8.68%		8.60%		8.44%
Yield on interest earning assets		8.07%		8.20%		8.18%		7.92%
Rate on deposits		2.55%		1.80%		2.31%		1.60%
Rate on borrowings		6.08%		6.06%		5.93%		6.04%
Rate on long-term debt		7.16%		9.09%		7.74%		8.79%
Rate on interest-bearing liabilities		3.69%		3.21%		3.70%		2.86%
Cost of funds		2.73%		2.18%		2.71%		1.91%
Average equity to average assets		9.27%		9.25%		9.12%		9.46%
Net interest margin		5.44%		6.02%		5.53%		6.02%

NOTE: Transmitted on Prime Newswire on October 22, 2007 at 3:30 a.m. PDT